As filed with the Securities and Exchange Commission on October 27, 2016

Registration No. 333-214082

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DICERNA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5993609
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

87 Cambridgepark Drive

Cambridge, MA 02140

(617) 621-8097

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Douglas M. Fambrough, III, Ph.D.

President, Chief Executive Officer and Director

Dicerna Pharmaceuticals, Inc.

87 Cambridgepark Drive

Cambridge, MA 02140

(617) 621-8097

(Name, address, including zip code, telephone number, including area code, of agent for service)

Copy to:

Sam Zucker, Esq.

Robert A. Ryan, Esq.

Istvan A. Hajdu, Esq.

Sidley Austin LLP

1001 Page Mill Road

Building 1

Palo Alto, CA 94304

Approximate date of commencement of proposed sale to the public: From time to time or at one time as determined by the Registrant after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Dicerna Pharmaceuticals, Inc. is filing this pre-effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (Registration No. 333-214082) (the “Registration Statement”) as an exhibit-only filing to file Exhibit 5.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, the exhibit index and Exhibit 5.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

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SIGNATURES

Pursuant to the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Commonwealth of Massachusetts on October 27, 2016.

By:	/s/ JOHN B. GREEN
	Name:	John B. Green
	Title:	Chief Financial Officer (Principal
Financial Officer and
Principal Accounting Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment has been signed by the following persons in the capacities indicated on the date indicated:

Signature	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	October 27, 2016
Douglas M. Fambrough, III, Ph.D.

/s/ John B. Green	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 27, 2016
John B. Green

*	Chairman	October 27, 2016
David M. Madden

*	Director	October 27, 2016
Martin Freed, M.D.

*	Director	October 27, 2016
Brian K. Halak, Ph.D.

*	Director	October 27, 2016
Stephen J. Hoffman, M.D., Ph.D.

*	Director	October 27, 2016
Peter Kolchinsky, Ph.D.

*	Director	October 27, 2016
Dennis H. Langer, M.D., J.D.

*	Director	October 27, 2016
Bruce Peacock

*	The undersigned does hereby sign this pre-effective Amendment No. 1 to the Registration Statement on behalf of each of the above indicated directors and officers of Dicerna Pharmaceuticals, Inc. pursuant to a power of attorney executed by each such director and officer.

By:	/s/ JOHN B. GREEN
	Name:	John B. Green
	Title:	Chief Financial Officer (Principal
Financial Officer and
Principal Accounting Officer)

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Exhibit Index

Exhibit No.	Description

1.1†	Form(s) of underwriting agreement(s).

3(i)*	Amended and Restated Certificate of Incorporation of the Registrant (previously filed in the Company’s Current Report on Form 8-K dated February 5, 2014 and incorporated herein by reference).

3(ii)*	Amended and Restated Bylaws of the Registrant (previously filed in the Company’s Current Report on Form 8-K dated February 5, 2014 and incorporated herein by reference).

4.1*	Form of Indenture (including form of Debt Securities) (previously filed in the Company’s Registration Statement on Form S-3, Registration No. 333-202687).

4.2†	Form(s) of Rights Agreement(s) (including form(s) of Rights).

4.3*	Specimen Common Stock Certificate, $0.0001 par value per share, of the Registrant (previously filed in the Company’s Registration Statement on Form S-3, Registration No. 333-202687).

4.4†	Form of Certificate of Designation of Preferred Stock.

4.5†	Form of Common Stock Warrant Agreement and Warrant Certificate.

4.6†	Form of Preferred Stock Warrant Agreement and Warrant Certificate.

4.7†	Form of Certificate for Preferred Stock.

4.8*	Amended and Restated Registration Rights Agreement dated as of July 30, 2013, by and among the Company and the investors named therein (previously filed in the Company’s Registration Statement on Form S-3, Registration No. 333-202687).

5.1	Opinion of Sidley Austin LLP.

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included in Signature Page).

25.1††	Statement of Eligibility of Trustee on Form T-1.

*	Previously filed.
†	To be filed by amendment or as exhibit(s) to a Current Report of the Registrant on Form 8-K and incorporated herein by reference, as applicable.
††	To be filed pursuant to Section 305(b)(2) of the U.S. Trust Indenture Act of 1939, as applicable.

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